EXHIBIT 99.1

Orange County Bancorp, Inc. Announces Closing of Overallotment Option
and Issuance of 258,064 Shares of Common Stock

MIDDLETOWN, NEW YORK – June 9, 2025 –– Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Company, (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced that the underwriters for its recently completed public offering have exercised their overallotment option and completed the sale of an additional 258,064 shares of common stock at the public offering price of $23.25 per share. The expected proceeds to the Company in connection with the exercise of the option and the issuance of the additional shares, after deducting the underwriting discount and commissions but before deducting other expenses payable by the Company, are approximately $5.7 million.

Piper Sandler & Co. and Stephens Inc. served as joint book-running managers.

The offering was made only by means of an effective shelf registration statement on Form S-3 (File No. 333-280793), including a preliminary prospectus supplement and final prospectus supplement, copies of which may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Additionally, copies may be obtained from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by phone at 1-800-747-3924, or by email at prospectus@psc.com, or Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orange County Bancorp, Inc.

Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to approximately $2.6 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on

Form 10-K for the year ended December 31, 2024, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, tariffs, increased levels of loan delinquencies, problem assets and foreclosures, credit risk management, asset-liability management, cybersecurity risks, geopolitical conflicts, public health issues, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Michael Lesler
EVP & Chief Financial Officer
mlesler@orangebanktrust.com
Phone: (845) 341-5111